Exhibit 23

                      ARTHUR ANDERSEN LLP







           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A into IES Industries Inc.'s (the "Company") previously filed Form S-8 Registration Statement (File No. 33-57088) for the Company's Employee Stock Purchase Plan, Form S-8 Registration Statement (File No. 33-32468) for the Company's Employee Savings Plan and Form S-3 Registration Statement (File No. 33-56981) for the Company's Dividend Reinvestment and Stock Purchase Plan.



                                      /s/ ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
April 26, 1996